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                                                                       Exhibit 9



                                  VSOURCE, INC.

                    CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

        THIS CONVERTIBLE SECURITIES EXCHANGE AGREEMENT (this "AGREEMENT") is made as of October 21, 2002 by and among the security holders set forth on Exhibit A attached hereto (the "SECURITY HOLDERS") and Vsource, Inc., a company organized under the laws of the State of Delaware (the "COMPANY").

        WHEREAS, the Company has entered into a Series 4-A Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of October 21, 2002 with Capital International Asia CDPQ Inc. and Quilvest Asian Equity Ltd. (the "INVESTORS"), pursuant to which the Investors have agreed, subject to the terms and conditions set forth in the Purchase Agreement, to purchase certain shares of Series 4-A Convertible Preferred Stock, par value U.S.$0.01 per share (the "SERIES 4-A PREFERRED STOCK"), and Warrants of the Company;

        WHEREAS, each of the Security Holders beneficially owns one or more of the following which have been issued by the Company: Series 2-A Convertible Preferred Stock, par value U.S.$0.01 per share (the "SERIES 2-A PREFERRED STOCK"), Series 3-A Convertible Preferred Stock, par value U.S.$0.01 per share (the "SERIES 3-A PREFERRED STOCK" and together with the Series 2-A Preferred Stock, the "CONVERTIBLE SECURITIES"), Series A Convertible Notes, Series B-1 Exchangeable Notes (the Series A Convertible Notes and the Series B-1 Exchangeable Notes, collectively, the "NOTES") and Series B Warrants and Series B-1 Warrants (the Series B Warrants and Series B-1 Warrants, collectively, the "SERIES B WARRANTS"; the Convertible Securities, Notes and Series B Warrants are sometimes herein referred to collectively as the "PREFERRED SECURITIES"); and

        WHEREAS, Section 4.14 of the Purchase Agreement provides that it is a condition to the First Closing (as defined in the Purchase Agreement) that the Company and the Security Holders enter into this Agreement and effect: (i) an exchange of all of the Convertible Securities and Series B Warrants held by the Security Holders for shares of Series 4-A Preferred Stock and (ii) a conversion of all of the Notes held by the Security Holders into shares of Series 3-A Preferred Stock, and an immediate exchange of such Series 3-A Preferred Stock for shares of Series 4-A Preferred Stock, subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Exchange of Preferred Securities for Shares of Series 4-A Preferred Stock.

               1.1 Exchange of Convertible Securities and Series B Warrants. Upon the terms and subject to the conditions of this Agreement, each of the Security Holders who beneficially owns Convertible Securities and/or Series B Warrants, as set forth in Exhibit B hereto, shall fully and irrevocably assign, transfer and convey to the Company all of such

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Convertible Securities and Series B Warrants, and the Company shall (i) take all actions reasonably necessary to cancel such Convertible Securities and Series B Warrants, including, without limitation, updating the Company's stock record books to reflect such cancellation and making any necessary filings before any governmental or regulatory agencies relating to such cancellation and (ii) issue to each such Security Holder as full and complete consideration for such cancellation the number of shares of Series 4-A Preferred Stock set forth beside the Security Holder's name on Exhibit B hereto. The conversion ratio for the Convertible Securities and Series B Warrants is as follows:

               (a) One (1) share of Series 4-A Preferred Stock for each 480.01 shares of Series 2-A Preferred Stock being exchanged;

               (b) One (1) share of Series 4-A Preferred Stock for each 11.83 shares of Series 3-A Preferred Stock being exchanged; and

               (c) For the Series B Warrants, the Security Holders who own such warrants shall be entitled to one (1) share of Series 4-A Preferred Stock for each 100,000 shares of common stock of the Company, par value U.S.$0.01 per share (the "COMMON STOCK"), which are issuable upon the exercise of the Series B Warrants.

               1.2 Exchange of Notes. (a) Upon the terms and subject to the conditions of this Agreement, each of the Security Holders who beneficially owns Series A Convertible Notes, as set forth in Exhibit B hereto, shall deliver a duly executed Notice of Election (as defined in the Series A Convertible Notes) to the Company and thereby irrevocably convert such notes (including all accrued and unpaid interest payable thereon through the First Closing) into shares of Series 3-A Preferred Stock in accordance with their terms.

                   (b) Upon the terms and subject to the conditions of this Agreement, each of the Security Holders who beneficially owns Series B-1 Exchangeable Notes, as set forth in Exhibit B hereto, shall deliver a duly executed Notice of Election (as defined in the Series B-1 Exchangeable Notes) to the Company and thereby irrevocably exchange such notes (including all accrued and unpaid interest payable thereon through the First Closing) for Series A Convertible Notes in accordance with their terms. In addition, in conjunction with the delivery of the Notice of the Election for the Series B-1 Exchangeable Notes, each of the Security Holders who beneficially owned Series B-1 Exchangeable Notes shall deliver a duly executed Notice of Election with respect to the Series A Convertible Notes they receive in the foregoing exchange and thereby convert such notes into shares of Series 3-A Preferred Stock in accordance with their terms.

                   (c) Immediately following the conversions and exchanges set forth in Sections 1.2(a) and (b), such Security Holders shall exchange their shares of Series 3-A Preferred Stock for shares of Series 4-A Preferred Stock in accordance with Section 1.1.

               1.3 Closing Deliveries by the Security Holders. The Security Holders shall deliver or cause to be delivered to the Company in accordance with
Section 1.5:

                   (a) for Security Holders who are exchanging Series 2-A Preferred Stock and/or Series 3-A Preferred Stock, share certificates evidencing such shares with a duly

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executed instrument of transfer in favor of the Company, in the form attached hereto as Exhibit C;

                   (b) for Security Holders converting and/or exchanging Notes prior to exchanging Series 3-A Preferred Stock, the applicable duly executed Notices of Election and the original copy of each Note; and

                   (c) for Security Holders exchanging Series B Warrants, a duly executed instrument of transfer in favor of the Company, in the form attached hereto as Exhibit D, and the original copy of each Warrant.

               Notwithstanding the foregoing, a Security Holder shall not be obligated to deliver the original copy of a Security to the Company if such Security Holder executes and delivers to the Company a properly completed Indemnity Agreement in the form attached hereto as Exhibit F. In any such case, the Company shall not reissue such Security upon conversion or exchange pursuant to this Agreement.

               1.4 Closing Deliveries by the Company. The Company shall deliver or cause to be delivered to each Security Holder at the Closing (as defined below):

                   (a) a share certificate evidencing the shares of Series 4-A Preferred Stock to be issued to such Security Holder, duly completed and registered in the name of such Security Holder; and

                   (b) a cash payment for any fractional shares in accordance with Section 1.6.

               1.5 Timing of Deliveries; Closing. The stock certificates, warrants, notes, Notices of Election and other deliverables of the Security Holders to the Company described in Sections 1.3 and 1.4 (collectively, the "SECURITY HOLDER DELIVERABLES") shall be provided to the Company at least five Business Days prior to the date scheduled for the First Closing, but the Company and the Security Holders hereby agree that the respective conversions and exchanges of each Security Holder pursuant to Sections 1.1 and 1.2 (the "CONVERSIONS AND EXCHANGES") shall not be deemed effective until the actual consummation of the First Closing. The closing of the Conversions and Exchanges is referred to herein as a "CLOSING" and shall take place at the offices of Morrison & Foerster at 21/F, Entertainment Building, Queen's Road Central, Hong Kong or at such other place as the First Closing occurs pursuant to the terms of the Purchase Agreement. In the event that, for whatever reason, the First Closing and the Closing do not occur by October 31, 2002 or by such later date as mutually agreed to in writing by the parties hereto, the Company shall promptly return the relevant Security Holder Deliverables to each Security Holder, and their respective interests in the Preferred Securities, and the nature of the Preferred Securities, shall be deemed unaltered as if the Security Holder Deliverables had not been so provided to the Company. In this Agreement, "BUSINESS DAY" means any day except a Saturday, Sunday, a statutory public holiday in Hong Kong or other day on which commercial banks in Hong Kong are authorized or permitted by law to close.

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               1.6 Fractional Shares. If an exchange of Preferred Securities by a Security Holder into Series 4-A Preferred Stock would result in the issuance of a fractional share, the Company shall pay to such Security Holder cash equal to such fraction multiplied by U.S.$2,000, in lieu of any fractional share to which the Holder would otherwise be entitled. Such cash payment will be made by check or wire transfer on the date of the Closing. For the avoidance of doubt, in no other circumstance shall the Company pay any cash to any Security Holder pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

        2. Representations and Warranties of the Company. As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Subsidiary (as defined herein) means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Company and each Subsidiary, taken as a whole, and (ii) the term "MATERIAL ADVERSE EFFECT" on the Company means a material adverse effect on the financial condition, properties, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. As of the Closing, the Company hereby represents and warrants to, and covenants with, each Security Holder, except as set forth on the Schedule of Exceptions attached as Schedule 1 (the "SCHEDULE OF EXCEPTIONS"), which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

               2.1 Organization and Standing. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business in the manner presently conducted and to enter into and perform its obligations under this Agreement, the Stockholders Agreement among the Company and the Security Holders in the form attached hereto as Exhibit G (the "STOCKHOLDERS AGREEMENT"), the Registration Rights Agreement among the Company and the Security Holders in the form attached hereto as Exhibit H (the "REGISTRATION RIGHTS AGREEMENT") and the Certificate of Designation. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940. The Company has made available to the Security Holders a true, complete and correct copy of the Company's certificate of incorporation, certificates of designation and bylaws and the constitution documents of each Subsidiary, each as amended to date (collectively, the "ORGANIZATIONAL DOCUMENTS"). The Organizational Documents are in full force and effect.

               2.2 Capitalization.

                   (a) Authorized Capital. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                        (i) Preferred Stock. 5,000,000 shares of preferred stock, par value U.S.$0.01 per share, of which (i) 2,802,000 shares have been designated Series 1-A Convertible Preferred Stock, 1,436,055 of which are

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issued and outstanding, (ii) 1,672,328 shares have been designated Series 2-A
Convertible Preferred Stock, 1,127,867 of which are issued and outstanding,
(iii) 500,000 shares have been designated Series 3-A Convertible Preferred Stock, none of which is issued and outstanding, and (iv) 25,000 shares have been designated Series 4-A Preferred Stock, all of which may be sold pursuant to this Agreement, the Purchase Agreement and the Offer (as defined in the Stockholders Agreement). The rights, privileges and preferences of the Series 1-A Preferred Stock, Series 2-A Preferred Stock and Series 3-A Preferred Stock are as stated in the Organizational Documents, and the rights, privileges and preferences of the Series 4-A Preferred Stock are as stated in the Certificate of Designation.

                        (ii) Common Stock. 500,000,000 shares of Common Stock, of which 35,056,373 shares are issued and outstanding, and the full number of shares of Common Stock that shall be deliverable upon the conversion, in accordance with the Certificate of Designation, of all shares of Series 4-A Preferred Stock that may be issued and outstanding from time to time have been reserved to meet the obligations of the Company in respect of the shares of common stock issuable upon the conversion of the Series 4-A Preferred Stock.

                   (b) Authorization. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company have been issued in violation of the preemptive or other similar rights of any person or in violation of any applicable securities laws or regulations. Except as described in the Schedule of Exceptions or as contemplated by this Agreement, immediately prior to the First Closing there are no shares of capital stock or other securities of the Company or any Subsidiary immediately prior to the First Closing (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any person the right to acquire any shares of capital stock or other securities of the Company or any Subsidiary or any commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary. Except as specified in the Schedule of Exceptions or as contemplated by this Agreement, immediately prior to the First Closing on the date hereof the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Company. The sale of the 4-A Securities are not subject to any preemptive rights or rights of first refusal and, when issued and delivered in compliance with the provisions of this Agreement and/or the Certificate of Designation, the 4-A Securities will be duly and validly issued, fully paid and nonassessable, and will be free of any Liens (as defined below), encumbrances or restrictions on transfer; provided, however, that (a) the 4-A Securities may be subject to restrictions on transfer under applicable securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed, and (b) the 4-A Securities may only be assigned in accordance with the Stockholders Agreement.

               2.3 Authorization of Agreements. This Agreement, the Stockholders Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and this Agreement, the Stockholders Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy,

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insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in this Agreement, the Stockholders Agreement and the Registration Rights Agreement may be limited by applicable securities laws. The Board of Directors of the Company has duly approved the Certificate of Designation.

               2.4 Absence of Defaults and Conflicts. Except as set forth in the Schedule of Exceptions, the Company is not in violation or default of any provision of its Organizational Documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound in writing, or, to the best of its knowledge, of any provision of any statute, rule or regulation which is, to the best of the Company's knowledge, applicable to the Company, except for such violations or defaults which would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which would not result in a Material Adverse Effect.

               2.5 Absence of Proceedings. Except as described in the Company's Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended January 31, 2002 (the "FORM 10-K"), Quarterly Reports on form 10-Q filed since the date of the Form 10-K and any amendments thereto (the "FORM 10-QS") and Current Reports on Form 8-K filed since the date of the Form 10-K (the "FORM 8-KS", and together with the Form 10-K and the Form 10-Qs, the "PUBLIC FILINGS"), there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the business, properties or assets of the Company or any Subsidiary or the consummation of the transactions contemplated in this Agreement, the Stockholders Agreement, the Registration Rights Agreement or the Certificate of Designation or the performance by the Company of its obligations hereunder.

               2.6 Intellectual Property.

                   (a) Intellectual Property. The term "INTELLECTUAL PROPERTY" means:

                        (i) trademark and service mark registrations and applications (collectively, "MARKS");

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                        (ii)   trade secrets of the Company, as defined in the
U.S. Uniform Trade Secrets Act (collectively, "TRADE SECRETS"); and

                        (iii) domain names and URL addresses for websites on the Internet or the World Wide Web ("DOMAIN NAMES").

                   (b) Intellectual Property Necessary for the Company's Business. To the knowledge of the Company, except as set forth in the Schedule of Exceptions, the Company owns or has a right to use all the Intellectual Property that is necessary for the operation of the business of the Company and its Subsidiaries as it is currently conducted, subject only to such exceptions and exclusions as in the aggregate are not material to the business, operations or prospects of the Company. Except as set forth in the Schedule of Exceptions, the Company has the right to use, without any payment to any third party in excess of U.S.$50,000 per year, all of such Intellectual Property.

                   (c)  Trademarks. To the knowledge of the Company,

                        (i)    The Company and/or one or more of the
Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Marks owned or licensed by the Company, free and clear of all Liens, and other adverse claims.

                        (ii) No such Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is threatened with respect to any of such Marks.

                        (iii)  There is no trademark or service mark
registration of any third party which potentially interferes with the use of such Marks.

                        (iv) No such Mark is infringed or has been challenged or threatened in any way by any other person, nor does any such Mark used by the Company or any Subsidiary infringe or is alleged to infringe any trademark or service mark of any third party.

                   (d) Trade Secrets. To the knowledge of the Company, the Company and/or one or more of the Subsidiaries has a right to use all Trade Secrets used in the conduct of the business of the Company. To the knowledge of the Company, such Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated for the benefit of any third party (other than the Company or any Subsidiary or pursuant to a non-disclosure or license agreement). To the knowledge of the Company, no such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                   (e) Domain Names. To the knowledge of the Company, the Company and/or one or more Subsidiaries is the owner of all right, title, and interest in and to, or is licensed to use, all of the Domain Names used in the conduct of the business of the Company and its Subsidiaries, free and clear of all Liens. Such Domain Names are registered with

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Network Solutions or such other agency or company duly authorized by relevant governmental entities to maintain such registry, and all fees due in respect of such registration have been paid.

               2.7 Subsidiaries. Except as set forth in the Schedule of Exceptions, each subsidiary of the Company, meaning any entity in which the Company, directly or indirectly, beneficially owns more than 50% of the equity interest in, or the voting control of, such company (each, a "SUBSIDIARY"), is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties, conduct its business as and to the extent now conducted. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all liens, charges, encumbrances, options, rights of preemption and third party rights whatsoever (collectively, "LIENS").

               2.8 Liabilities. Except as set forth in the Schedule of Exceptions and except for potential Liabilities referred to in the Public Filings, neither the Company nor any Subsidiary has any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due ("LIABILITY") (and, to the knowledge of the Company, there is no basis for any present or future action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against the balance sheet contained in the Financial Statements or the Interim Financial Statements (as defined herein) and (ii) current Liabilities incurred in the ordinary course of business not exceeding U.S.$9 million (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) since the date thereof.

               2.9 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against the Security Holders (or any of them), the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

               2.10 SEC Filings. Except as disclosed in the Schedule of Exceptions, the Public Filings (including any financial statements or schedules included therein) and each other filing of the Company under the U.S. Securities Exchange Act of 1934, as amended (the "1934 ACT"), made since January 31, 2002 complied with the requirements of the 1933 Act, or the 1934 Act, as the case may be, in all material respects. To the Company's knowledge, except as disclosed in the Schedule of Exceptions, the Company is in compliance in all material respects with (i) the 1933 Act, (ii) the 1934 Act, and (iii) all applicable rules and regulations of the U.S. Securities and Exchange Commission under the 1933 Act and the 1934 Act.

               2.11 Financial Statements. The restated audited consolidated financial statements of the Company as of and for the years ended January 31, 2000, 2001 and 2002 and the audited consolidated financial statements of NetCel360 Holdings Limited ("HOLDINGS") as of

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and for the year ended December 31, 2000 (collectively, the "FINANCIAL
STATEMENTS") and the unaudited consolidated financial statements of the Company as of and for the three months ended April 30, 2002 and July 31, 2002 (collectively, the "INTERIM FINANCIAL STATEMENTS"), which have been made available to the Security Holders, have been prepared in accordance with US generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto) and, except as set forth in the Schedule of Exceptions, present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company or Holdings, as the case may be, of the dates and during the periods indicated therein in conformance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, consistent with past practices. Except as set forth in the Financial Statements, the Interim Financial Statements, the Public Filings, the Schedule of Exceptions, or arising in the ordinary course of business since July 31, 2002, as of the date hereof none of the Company nor any Subsidiary has (A) incurred any material liabilities of any nature (matured or unmatured, fixed or contingent) or (B) made any material disposal of assets, suffered any loss or material damage of any assets, waived any valuable rights, made any material change in any material contract to which it is a party or declared or paid any dividends.

               2.12 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions, if any. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code.

               2.13 Non-Competition Agreements. Neither the Company nor any of its Subsidiaries is a party to any non-competition or other agreement or subject to any duty which prohibits or limits the ability of the Company or any Subsidiary (i) to engage in any line of business, (ii) to compete with any person, (iii) to carry on or expand the nature or geographical scope of the business of the Company or such Subsidiary anywhere in the world or (iv) to disclose any confidential information in the possession of the Company or any Subsidiary (any not otherwise generally available to the public), other than, in the case of (iv) only, any contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services in the ordinary course of business, investments into or by the Company or in connection with the proposed or actual formation or operation of any joint venture, partnership, strategic alliance or similar arrangement that does not meet any other of the criteria set forth in this Section 2.13.

               2.14 Offering. Subject in part to the truth and accuracy of each Security Holder's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the 4-A Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and will not result in a violation of the qualification or registration requirements of the applicable U.S. state securities laws, and neither the Company nor any


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authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.15 Certain Payments. Since their incorporation or organization, neither the Company nor any Subsidiary has, nor has any representative of Company or any Subsidiary, or to the knowledge of the Company or any other person associated with or acting for or on behalf of the Company or any Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Subsidiary.

               2.16 Government Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (ii) such other U.S. federal or state securities filings as may be necessary, which filings will be timely effected after the Closing.

               2.17 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the 4-A Securities, except such as has been duly and validly obtained or filed, or with respect to any filing that must be made after the Closing, as will be filed in a timely manner.

               2.18 Absence of Stockholders Agreements. Except as set forth in the Schedule of Exceptions, there are no agreements in effect between the Company and any holders or class of holders of securities of the Company relating to such securities.

               2.19 Option Plans. Except as set forth in the Schedule of Exceptions, the Company has no plan, arrangement, scheme or agreement for the issuance of stock or options therefor to any of its employees, directors, officers or consultants other than its Employee Stock Purchase Plan and its 2001 Stock Options/Stock Issuance Plan.

               2.20 Maintenance of Insurance. The Company has maintained all insurance policies required by applicable law and by contractual obligation, including, without limitation, all insurance policies required to be kept in place pursuant to the Master Services Agreement, dated November 16, 2001, between Agilent Technologies Singapore (Sales) Ltd. and the Company's Cayman subsidiary, Vsource (CI) Ltd. (the "CAYMAN SUBSIDIARY"), which has subsequently been novated to the Company's Malaysian subsidiary, Vsource (Malaysia) Sdn Bhd.

               2.21 Gateway Contract. With respect to the Support Services Agreement, dated October 24, 2001, among the Company, Gateway Japan Inc. ("GATEWAY") and the Cayman Subsidiary (the "GATEWAY CONTRACT"), the Company has not materially failed to achieve the Service Levels (as such term is defined in the Gateway Contract) from June 1, 2002 to September 30, 2002 to an extent that would give Gateway the right to terminate the Gateway Contract pursuant to section 3.2(e)(ii) thereof.

               2.22 MSC Status. The Company's Subsidiary Vsource (Malaysia) Sdn Bhd has been granted and retains full Multimedia Super Corridor status.

               2.23 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Company is not making any representation or warranty whatsoever, express or implied, except those representations, and warranties contained in this Agreement.

               2.24 Reliance by Security Holders. The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 2 constitute a material inducement to each Security Holder entering into this Agreement.

        3. Representations and Warranties of Each Security Holder. Each Security Holder, severally but not jointly, represents and warrants to the Company as of the date of the Closing that:

               3.1 Authorization. Such Security Holder has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

               3.2 Acquisition Entirely for Own Account. The Series 4-A Preferred Stock and Common Stock issuable upon conversion thereof (collectively, the "4-A SECURITIES") are being acquired for investment for such Security Holder's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Security Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by each Security Holder of the 4-A Securities shall constitute confirmation of the representation by each such Security Holder that such Security Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the 4-A Securities.

               3.3 Disclosure of Information. Such Security Holder believes it has received all the information it considers necessary or appropriate for deciding whether to engage in the Conversions and Exchanges and thereby acquire the Series 4-A Preferred Stock. Such Security

Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Conversions and Exchanges and the offering of the Series 4-A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Security Holders to rely thereon. Such Security Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the Conversions and Exchanges and the acquisition of the Series 4-A Preferred Stock.

               3.4 Accredited Security Holder; Non-U.S. Persons. If a Security Holder is a United States resident or incorporated or organized under the laws of the United States, such Security Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect. If a Security Holder is neither a United States resident nor incorporated or organized under the laws of the United States, such Security Holder (i) certifies that such Security Holder is not a "U.S. person" within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that such Security Holder is not acquiring the 4-A Securities for the account or benefit of any such U.S. person, (ii) agrees to resell the 4-A Securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such 4-A Securities unless in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), (iii) agrees that any certificates for any 4-A Securities issued to such Security Holder shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration and that hedging transactions involving such 4-A Securities may not be conducted unless in compliance with the 1933 Act, and (iv) agrees that the Company is hereby required to refuse to register any transfer of any 4-A Securities issued to such Security Holder not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

               3.5 Restricted Securities. Such Security Holder understands that the 4-A Securities it is acquiring are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Security Holder has no immediate need for liquidity in connection with this acquisition and does not anticipate that the Security Holder will be required to sell his, her or its 4-A Securities in the foreseeable future.

               3.6 Liens and Restrictions. The Preferred Securities, when sold and delivered to the Company in accordance with the terms of this Agreement, will be free of any liens and encumbrances and will be free of restrictions on transfer other than restrictions under applicable state and federal securities laws.

               3.7 Series 4-A Preferred Stock. The rights, privileges and preferences of the Series 4-A Preferred Stock are as stated in the Certificate of Designation which is attached hereto as Exhibit E.

               3.8 Legends. It is understood that the certificates evidencing the 4-A Securities may bear the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

        4. Conditions to Obligations of the Security Holders. The obligations of each of the Security Holders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

               4.1 The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing.

               4.2 Each Security Holder (other than Phillip Kelly, Dennis Smith and John Cantillon) shall have received from Morrison & Foerster, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit I.

               4.3      The First Closing is consummated.

               4.4 All obligations on the part of the Company that are to be performed at or prior to the Closing have been performed.

        5. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

               5.1 The representations and warranties of each of the Security Holders contained in this Agreement shall be true and correct in all material respects as of the Closing.

               5.2      The First Closing is consummated.

               5.3 All obligations on the part of each of the Security Holders that are to be performed at or prior to the Closing have been performed.

        6.     Miscellaneous.

               6.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Security Holders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect for a period of two years following the Closing.

               6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Preferred Securities and 4-A Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Any controversy or claim arising out of or relating to this Agreement (including, without limitation, the interpretation, performance, breach or termination thereof) will be settled by arbitration in San Francisco, California, administered by the American Arbitration Association ("AAA") in accordance with its then-current Commercial Arbitration Rules except insofar as such rules conflict with this Section, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration will be conducted by three arbitrators, one appointed by the party or parties commencing the proceeding, one appointed by the party or parties in opposition, and the third by the two arbitrators so appointed, provided that if such two arbitrators cannot agree on a chairman, he shall be appointed by the AAA, and provided, further, that if the dispute is such that one or more of the parties to the dispute believes that the dispute is such that the disputing parties cannot fairly be divided into two groups as above contemplated, such party may make application to the AAA and if the AAA concurs in such conclusion, the AAA shall appoint the chairman of the panel and the chairman shall appoint the other two members of the panel after consultation with all of the parties to the dispute. All papers, documents, evidence (whether written or oral) and other information and materials filed with or presented to the arbitrators will be in the English language and will constitute confidential information, and neither the parties nor the arbitrators will disclose any such information or materials except as necessary in connection with the arbitration or as required by applicable law. Any demand for arbitration, requests for discovery and other notices in connection with the arbitration may be served in the English language in accordance with the notice provisions of this Agreement, and each party waives any right to any other form of notice, other means of delivery or translation into any other language. The parties will be entitled to discover all information and materials reasonably necessary for a full understanding of any issues reasonably raised in the arbitration. They may use all methods of discovery permitted under the U.S. federal rules as applied in the Northern District of California, including, without limitation, depositions, requests for admissions, interrogatories and requests for production of documents. The time period for compliance will be set by the arbitrators. The arbitrators will have the authority to award any remedy or relief that a U.S. federal court could order or grant, including, without limitation, monetary damages, injunctive or other equitable relief, and sanctions for abuse or frustration of the arbitration process, provided that the arbitrators shall not have the authority to award punitive damages. The arbitrators will issue a written explanation of the reasons for the award, and a full statement of the facts found and rules of law applied in reaching their decision. Notwithstanding the foregoing, each party will have the right to a preliminary injunction or other interim relief, pending a final award by the arbitrators, in any court of competent jurisdiction in connection with any arbitrable claim or controversy, but only to the extent that such interim relief is intended to preserve the respective legal positions of the parties pending a final award by the arbitrators.

               6.4 Acknowledgment; Waiver of Conflicts. Each Security Holder acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Security Holder understands that the Company has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster, counsel to the Company, and that Morrison & Foerster has not represented any Security Holder or any stockholder, director or employee of the Company or any Security Holder in the preparation, negotiation and execution of this Agreement.

               6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.6 Facsimile Signatures. Any signature page to this Agreement or any amendment thereto delivered by fax machine or telecopy machine shall be binding to the same extent as an original signature page. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party requesting it.

               6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.8 Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) seven (7) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (iv) three (3) days after deposit with an internationally recognized express courier, specifying highest priority delivery, with written verification of receipt, to the address or facsimile number set forth beneath the name of each party below (or to such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other party hereto). Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.

               6.9 Expenses. Unless the Company otherwise agrees with a party hereto in writing, irrespective of whether the Closing is effected, the parties hereto shall each bear their own expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

               6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority of the 4-A Securities issued or issuable pursuant to this Agreement; provided, however, that the conversion and exchange ratios set forth in this Agreement, including, without limitation, in Sections 1.1(a)-(d), Section 1.2 and Exhibit B attached hereto, may not be amended, waived or modified without the unanimous written consent of the Company and the Security Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.12 Further Assurances; Consents and Waivers. Each Security Holder and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents, waivers and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement. Without limiting the foregoing, each Security Holder hereby agrees that it shall be deemed to have provided any consents or waivers, including consents or waivers requiring approval by more than one Security Holder, regarding the Preferred Securities owned by such holder and its rights thereunder which are necessary or appropriate to effectuate the transactions contemplated by this Agreement and the other transactions contemplated by the Purchase Agreement. Further, each Security Holder hereby fully releases, relinquishes, and discharges the Company and its stockholders, representatives, partners, agents, parents and subsidiary organisations, affiliates, assigns and successors from all rights, claims and actions that each Security Holder now has or may have after the date of this Agreement arising out of or in connection with such Security Holder's rights under Article VIII of the Acquisition Agreement by and among the Company and NetCel360 Holdings Limited dated as of May 24, 2001, as amended as of June 22, 2001, and under Section 3.3(e) and Exhibit F of the Amended and Restated Bridge Loan Agreement by and among NetCel360.com Ltd (now named Vsource (CI) Ltd), NetCel360 Sdn Bhd (now named Vsource (Malaysia) Sdn Bhd), NetCel360 Holdings Limited and the Lenders set forth therein, dated as of May 24, 2001, as amended as of June 22, 2001.

               6.13 Taxes Generally. Each Security Holder has consulted with tax advisors of its own choice regarding the tax consequences of the transactions contemplated in this Agreement or has voluntarily declined to seek such advisors. Further, except as specifically set forth in Section 6.14 hereof, each Security Holder hereby acknowledges and agrees that it shall bear its own tax liabilities arising out of or relating to the transactions contemplated in this Agreement and that nothing contained herein shall be construed as constituting tax advice, guidance or analysis by the Company or its advisors regarding a Security Holder's individual tax status or the tax consequences to it from engaging in those transactions

               6.14 Reimbursement of Taxes. The Company agrees to reimburse each US Holder for all U.S. Federal and California income and franchise taxes (the "TAXES") required to be paid by the US Holder on any gain recognized on the exchange of Series B Warrants for shares of Series 4-A Preferred Stock pursuant to this Agreement. The amount of the reimbursement shall be an amount that, after taking into account all current deductions in respect of Taxes on such amount, shall be equal to the aggregate amount of additional Taxes payable by the US Holder as a result of such gain and the reimbursement of Taxes hereunder; provided, that the aggregate amount paid or payable by the Company to any US Holder under this Section 6.14 shall not in any case exceed U.S.$70,000. The amount of the reimbursement shall not include any interest, penalties or additions to Taxes caused by any act or failure to act of the U.S. Holder. The Company shall pay the reimbursement no later than 30 days after receipt of a written demand letter from the US Holder that is accompanied by a signed statement by the U.S. Holder's accountant explaining in reasonable detail the basis for such computation. The Company may, in its sole discretion and at its own expense, employ a nationally-known, independent accounting firm to verify such computation after consultation with the US Holder's accountant. The results of the verification procedure shall be final, binding and conclusive upon the Company and the US Holder. A "US HOLDER" is any Security Holder that is: (1) an individual citizen or resident of the United States; (2) a corporation, partnership or other business organized under the laws of the United States or any State thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax without regard to its source; or (4) a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person

               6.15 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.


                                      * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



COMPANY:

VSOURCE, INC.


By:
        --------------------------------
        Name: Dennis Smith
        Title: Chief Financial Officer


Address:       Vsource, Inc.
               16875 West Bernardo Drive,
               Suite 250
               San Diego, California 92127
               USA
               Attn:  Chief Financial Officer

Facsimile:     1 (858) 618-5904

with a copy to:

Address:       Vsource (Asia) Ltd
               Unit 501, AXA Centre
               151 Gloucester Road, Wanchai
               Hong Kong
               Attn:  General Counsel

Facsimile:     (852) 2523-1344




           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

SECURITY HOLDER:




----------------------------------
Phillip Kelly

Address:       Phillip Kelly
               Vsource, Inc.
               16875 West Bernardo Drive
               Suite 250
               San Diego, California 92127
               USA

Facsimile:     1 (858) 618-5904

with a copy to:

Address:       Vsource (Asia) Ltd
               Unit 501, AXA Centre
               151 Gloucester Road, Wanchai
               Hong Kong
               Attn:  General Counsel

Facsimile:     (852) 2523-1344




           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

SECURITY HOLDER:



----------------------------------
John Cantillon

Address:       John Cantillon
               Level 12, Menara HLA
               No. 3, Jalan Kia Peng
               50450 Kuala Lumpur, Malaysia

Facsimile:     (60) 3 7490-8008

with a copy to:

Address:       Vsource (Asia) Ltd
               Unit 501, AXA Centre
               151 Gloucester Road, Wanchai
               Hong Kong
               Attn:  General Counsel

Facsimile:     (852) 2523-1344



           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

SECURITY HOLDER:



----------------------------------
Dennis Smith

Address:       Dennis Smith
               Vsource (Asia) Ltd
               Unit 501, AXA Centre
               151 Gloucester Road, Wanchai
               Hong Kong

Facsimile:     (852) 2523-1344

with a copy to General Counsel of Vsource at the same address



           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

SECURITY HOLDER:

MERCANTILE CAPITAL PARTNERS I, L.P.

By: Mercantile Capital Group, LLC, its general partner

        By: Mercantile Capital Management Corp., its manager



               By:
                   --------------------------------
                   Name: I. Steven Edelson
                   Title: Managing Director



ASIA INTERNET INVESTMENT GROUP I, LLC

By: Asia Investing Group, L.P., its managing member

     By: Asia Investors Group, LLC, its general partner

        By: Mercantile Asia Investors, L.P., its managing member

               By: Mercantile Asia, LLC, its general partner



                      By:
                          -------------------------------------------
                           Name: I. Steven Edelson
                           Title: Managing Member


Address for the foregoing Investors:               with a copy to:

1372 Shermer Road                                  Michael Altman, Esq.
Northbrook, IL 60062 USA                           Altheimer & Gray
Attn: I. Steven Edelson                            10 South Wacker Drive
                                                   Chicago, IL 60606
Facsimile: 1 (847) 509-3715
                                                   Facsimile: 1 (312) 715-4800


           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

SECURITY HOLDER:

BAPEF INVESTMENTS XII LTD.


By:
     ------------------------------------
Name:
      -----------------------------------
Title: Director

Address:  BAPEF Investments XII Ltd.
          PO Box 431
          13-15 Victoria Road
          St. Peter's Port
          Guernsey GY1 3ZD

Facsimile: (44) 1481 715 219

For the attention of : Connie Helyar

with a copy to:    Baring Private Equity Partners (Hong Kong) Ltd.
                   39th Floor
                   One International Finance Centre
                   1 Harbour View Street
                   Central, Hong Kong

Facsimile: (852) 2843 9372

For the attention of: Jean Salata/Gordon Shaw/Stuart Hong

with a copy to:

Address:       Scott Benner
               Heller Ehrman White & McAuliffe, LLP
               Room 6308-6309, 63rd Floor, The Center
               99 Queen's Road Central, Hong Kong

Facsimile: (852) 2810-6242



           SIGNATURE PAGE TO CONVERTIBLE SECURITIES EXCHANGE AGREEMENT

                                    EXHIBIT A

                            LIST OF SECURITY HOLDERS



1.      Phillip Kelly

2.      John Cantillon

3.      Dennis Smith

4.      BAPEF Investments XII Ltd.

5.      Mercantile Capital Partners I, L.P.

6.      Asia Internet Investment Group I, LLC

                                    EXHIBIT B
                          CONVERSION AND EXCHANGE TABLE

------------------------------------------------------------------------------------------------------------
               1.                     2.                      3.                      4.
                          NUMBER OF                                       NUMBER OF               NUMBER OF
                          SHARES OF              NUMBER OF                SHARES OF               SHARES OF
               NUMBER     SERIES      NUMBER     SHARES OF    NUMBER OF   SERIES      NUMBER OF   SERIES
               OF         4-A         OF         SERIES 4-A   SHARES      4-A         SHARES      4-A
               SHARES     RECEIVED    SHARES     RECEIVED     ISSUABLE    RECEIVED    ISSUABLE    RECEIVED
NAME OF        OF         IN          OF         IN           - SERIES    IN          - SERIES    IN
SECURITY       SERIES     EXCHANGE    SERIES     EXCHANGE     B           EXCHANGE    B-1         EXCHANGE
HOLDER         2-A        FOR NO. 1   3-A(1)     FOR NO. 2    WARRANTS(2) FOR NO. 3   WARRANTS(3) FOR NO. 4
------------------------------------------------------------------------------------------------------------
Phillip Kelly  0          0           21,855     1,847        3,843,750   38          2,013,145   20

------------------------------------------------------------------------------------------------------------
John
Cantillon      0          0           23,849     2,015        2,562,500   25          1,342,100   13
------------------------------------------------------------------------------------------------------------
Dennis Smith   0          0           4,541      383          0           0           0           0

------------------------------------------------------------------------------------------------------------
BAPEF
Investments
XII Ltd.       0          0           57,797     4,885        10,250,000  102         10,736,785  107

------------------------------------------------------------------------------------------------------------
Mercantile
Capital
Partners I,
L.P.           624,025    1,300       24,700     2,087        0           0           0           0

------------------------------------------------------------------------------------------------------------
Asia
Internet
Investment
Group I, LLC   0          0           4,185      353          0           0           0           0
------------------------------------------------------------------------------------------------------------
  TOTALS:      624,025    1,300       136,927    11,570       16,656,250  165         14,092,030  140
------------------------------------------------------------------------------------------------------------

------------------------------------------





               CASH PAYABLE
NAME OF        FOR            TOTAL # OF
SECURITY       FRACTIONAL     SERIES 4-A
HOLDER         SHARES         ISSUED
------------------------------------------
Phillip Kelly  US$957.41      1,905

------------------------------------------
John
Cantillon      US$2,161.86    2,053
------------------------------------------
Dennis Smith   US$1,709.21    383

------------------------------------------
BAPEF
Investments
XII Ltd.       US$1,433.08    5,094

------------------------------------------
Mercantile
Capital
Partners I,
L.P.           US$1,874.17    3,387

------------------------------------------
Asia
Internet
Investment
Group I, LLC   US$1,523.25    353
------------------------------------------
  TOTALS:      US$9,658.98    13,175
------------------------------------------

-------------------
(1) After giving effect to: (i) the conversion of the Series A Convertible Notes into shares of Series 3-A Preferred Stock and (ii) the exchange of the Series B-1 Exchangeable Notes for Series A Convertible Notes and conversion of such Series A Convertible Notes into shares of Series 3-A Preferred Stock.

(2) Represents the number of shares of Common Stock issuable upon the exercise of the Series B Warrants.

(3) Represents the number of shares of Common Stock issuable upon the exercise of the Series B-1 Warrants.

                                    EXHIBIT C

                   INSTRUMENT OF TRANSFER FOR PREFERRED STOCK


                                  VSOURCE, INC.

                   Incorporated in the State of Delaware, USA



I, ________________ of __________________________________ (the "Transferor"),
for the full and complete consideration of the issuance of ________ shares of Series 4-A Convertible Preferred Stock and cash in the amount of U.S.$________, do hereby irrevocably transfer to Vsource, Inc. of 16875 West Bernardo Drive, Suite 250, San Diego, California 92127 (the "Transferee"), _____ shares of Series [2-A] [3-A] Convertible Preferred Stock, par value U.S.$0.01 per share, represented by certificate number ___, each standing in the Transferor's name in the books of the Transferee to hold unto the said Transferee and its administrators or assigns.


Dated as of ____________________, 2002


Signed by the Transferor in the
presence of:
----------------------------------------------
Witness signature:
----------------------------------------------      -----------------------------------------
                                                                   Transferor




Signed by the Transferee in the
presence of:
----------------------------------------------
Witness signature:
----------------------------------------------
                                                    -----------------------------------------
                                                                   Transferee

                                    EXHIBIT D

                  INSTRUMENT OF TRANSFER FOR SERIES B WARRANTS


                                  VSOURCE, INC.

                   Incorporated in the State of Delaware, USA



I, ________________ of __________________________________ (the "Transferor"),
for the full and complete consideration of the issuance of ________ shares of Series 4-A Convertible Preferred Stock and cash in the amount of U.S.$________, do hereby irrevocably transfer to Vsource, Inc. of 16875 West Bernardo Drive, Suite 250, San Diego, California 92127 (the "Transferee"), that certain Series [B] [B-1] Warrant issued by the Transferee dated ____________, which is beneficially owned by the Transferor, to hold unto the said Transferee and its administrators or assigns.


Dated as of ____________________, 2002


Signed by the Transferor in the
presence of:
----------------------------------------------
Witness signature:
----------------------------------------------      -----------------------------------------
                                                                   Transferor




Signed by the Transferee in the
presence of:
----------------------------------------------
Witness signature:
----------------------------------------------      -----------------------------------------
                                                                   Transferee

                                    EXHIBIT F

                               INDEMNITY AGREEMENT



                                  VSOURCE, INC.
                          LOST CERTIFICATE/NOTE/WARRANT
                               INDEMNITY AGREEMENT


        This Indemnity Agreement (this "AGREEMENT") is entered into as of _________ ___, 2002 by and between __________________ (the "SECURITY HOLDER")
and Vsource, Inc., a company organized under the laws of the State of Delaware (the "COMPANY").

        WHEREAS, the Security Holder beneficially owns one or more of the following classes of securities which have been issued by the Company: Series 2-A Convertible Preferred Stock, Series 3-A Convertible Preferred Stock, Series A Convertible Notes, Series B-1 Exchangeable Notes, Series B Warrants and/or Series B-1 Warrants;

        WHEREAS, the Company caused to be issued in the name of the Security Holder, to evidence such ownership, the following certificate(s), note(s) and/or warrant(s):

                                    Number of Shares
  Certificate Number          (for shares and warrants) or
  (for certificated               Original Outstanding                   Class of Security and
        shares)               Principal Amount (for notes)                  Date of Issuance
        -------               ----------------------------                  ----------------

   ----------------                 ----------------                   -------------------------

   ----------------                 ----------------                   -------------------------

   ----------------                 ----------------                   -------------------------

   ----------------                 ----------------                   -------------------------

        WHEREAS, such certificate(s), note(s) and/or warrant(s) have, in some manner unknown, become lost and are not now in the possession of the Security Holder (collectively, the "LOST INSTRUMENT");

        WHEREAS, the Security Holder is desirous of participating in the relevant conversions and exchanges contemplated by that certain Convertible Securities Exchange Agreement (the "Exchange Agreement") dated as of [ ], 2002 among the Company, the Security Holder and the other holders of the Company's securities named therein without the physical delivery of the Lost Instrument;

        WHEREAS, if the conversions and exchanges contemplated by the Exchange Agreement do not occur for whatever reason, the Security Holder is desirous that the Company issue and deliver to it a replacement certificate(s), note(s) or warrant(s) in lieu of the Lost Instrument (when so issued, collectively, a "Replacement Instrument"); and

        WHEREAS, in connection with the foregoing, the Company requires that the Security Holder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the Security Holder and the Company agree as follows:

        1.     Representations and Warranties.  The Security Holder hereby represents and warrants to the Company as follows:

               (a) proper searches have been made for the Lost Instrument but the Security Holder is unable to locate it;

               (b) the Lost Instrument is presumed lost, mislaid or accidentally destroyed

               (c) The Security Holder has not in any way pledged, sold or otherwise disposed of the Lost Instrument.

        2. Indemnity. The Security Holder and its assigns shall defend, indemnify and hold harmless the Company and its officers, directors, stockholders, affiliates, successors and stock transfer agent from and against all actions, proceedings, claims and demands which may be brought or made against the Company and its officers, directors, stockholders, affiliates, successors and stock transfer agent and against all losses, damages, costs, charges and expenses that such parties may in any way sustain, incur or become liable for in consequence of or in connection with the Lost Instrument and, if necessary, the issuance of the Replacement Instrument in lieu thereof.

        3. Discovery of Lost Instrument. If and when the Lost Instrument is discovered, the Security Holder shall immediately deliver the Lost Instrument to the Company for cancellation and shall make no claims against the Company with respect to such Lost Instrument.

        4. Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

SECURITY HOLDER


By:_________________________
Name:
Title:


VSOURCE, INC.



By:_________________________
Name:
Title: